EXHIBIT 10.19


                            AGREEMENT



     AGREEMENT made as of the 1st day of April, 1997, by and between RIDGE SERVICES INC. (hereinafter "Ridge"), whose address is 112 Truman Drive, Edison, New Jersey 08818 and TOMMY HILFIGER RETAIL, INC. (hereinafter "THR"), whose address is 112 Truman Drive, Edison, New Jersey 08818.

     WHEREAS, Ridge is in the business of providing all attendant
"Pick & Pack" services incidental to the movement of goods within and without its storage facilities, and

     WHEREAS, THR desires to have Ridge provide "Pick & Pack" services at THR's warehouse facility at 112 Truman Drive, Edison, New Jersey 08818 (the "Warehouse").

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, THR and Ridge agree as follows:

     1. Term. This Agreement shall commence as of April 1, 1997 and shall continue for a period of six (6) months to September 30, 1997 (the "Term"). The Term shall be automatically renewed from month to month thereafter unless terminated by either party on sixty (60) days written notice to the other.

     2. Charges. For an annual throughput of up to 9,000,000 units, the charges (the "Charges") for the Services described in Paragraph 3 below shall be as follows:

     (a) $0.13 per unit - Inbound
     (b) $0.13 per unit - Outbound
     (c) $12.75 labor rate per hour for Excluded Services
     (d) $0.06 per unit for transfers

     Overtime may only be charged to THR if the same has been specifically authorized by THR in writing in each instance. THR will not pay for any overtime occasioned as a result of Ridge's inefficiencies. THR will pay for the excess cost only of overtime above Ridge's regular rate (currently $6.38/hour).

     3. Scope of Services. In consideration for the Charges paid by THR to Ridge, Ridge agrees to promptly provide the following services (the "Services"):

     (a) All inbound and outbound handling (including scanning)
     (b) Receiving, sorting, and shelving merchandise into stock area
     (c) Selection by order format
     (d) 100% verification process
     (e) UPS processing
     (f) Expediting of daily transactions by clerical personnel.
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     (g) Providing cartons and tape
     (h) Outbound trucking to consolidators
     (I) Adhering to cleanliness standards maintained by THR, including proper and timely disposal of waste and restacking and resorting of merchandise.

     4. Excluded Services. The following shall specifically not be included in the Services:

     (a) Cycle Counting
     (b) Affixing Bar Codes
     (c) Physical Inventories
     (d) All space costs
     (e) Outside storage (if required)
     (f) Providing pallets

     5. Ridge Personnel. Ridge shall employ sufficient personnel in order to provide a monthly average of the man-hours described below in the performance of the Services:

         JOB DESCRIPTION                NO. OF HOURS PER DAY
         Laborers                                  592
         Supervisors                                16
         Clericals                                   8

     The hours described above shall be organized by Ridge to provide the Services to THR in light of the varied ebb and flow of merchandise receipts and shipping. Ridge shall employ adequate staffing from 8:00 A.M. - 8:00 P.M. on weekdays and on Saturdays as needed. Staffing in satisfaction of the requirements of this paragraph shall not require the payment of any overtime charges by THR. Ridge shall provide THR with a monthly report of man-hours to be provided hereunder. Such report shall be delivered to THR within ten (10) days of the end of each month. THR shall have the right to audit Ridge's records of such man-hours.

     6. Quality Assurance. THR shall have the right to issue and periodically update quality assurance, performance standards and rules and regulations for Ridge's performance of this Agreement so as to ensure customer satisfaction and efficient and appropriate operation of the Warehouse.

     7. Independent Contractor. Nothing in this Agreement is intended nor shall be construed to create any relationship between THR and Ridge other than that of independent contractors and this Agreement shall not be deemed to constitute THR and Ridge as partners, joint venturers or joint employers.

     8. Employees. Neither Ridge nor the individuals it engages to perform the services required of Ridge hereunder are employees of THR; all such individuals shall for all purposes be Ridge's employees, and Ridge shall have the sole authority to hire, fire, direct, control, discipline, reward,

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evaluate, schedule, supervise, promote, suspend and/or terminate
Ridge's employees. In addition, Ridge shall be solely responsible for the acts of its employees, whether of commission or omission, and for payment of all salaries, withholding tax deductions, benefits, unemployment compensation, workers compensation and all other charges and liabilities arising out of the employer-employee relationship, including, without limitation, liabilities under any civil rights laws, wage and hour laws, equal employment opportunity acts, any union, welfare and pension contributions and the expense of prosecuting, defending or complying with the award in any labor arbitration proceeding.

     9. Labor Disturbance. If during the term of this Agreement there shall occur any labor disturbance involving Ridge's employees, whether or not such disturbance is within Ridge's control, which involves picketing of or handbilling at any THR facility or a strike or boycott against THR or any of its facilities, THR may give Ridge written notice of objection to the labor disturbance, and if such disturbance is not wholly discontinued within forty-eight (48) hours after Ridge's receipt of such notice, then, at THR's sole option, this Agreement and Ridge's rights hereunder shall terminate immediately upon the giving of such notice of termination, but THR shall remain liable for any amounts due to Ridge with respect to work performed prior to such termination.

     10. Notice of Loss. Ridge shall give THR immediate notice of any loss or shortage of THR merchandise. Ridge agrees to cooperate with all respects with any investigation conducted by THR, its agents or insurance company arising from any losses.

     11. Insurance. Ridge shall, at its cost, keep in force the following insurance:

     (a) public liability insurance for the mutual benefit of Ridge and THR against claims for bodily injury, death or property damage occurring in connection with the performance of Ridge's obligations hereunder with limits of not less than $10,000,000/$10,000,000/$1,000,000.

     (b) such employment and other insurance in such reasonable amounts against other insurable hazards which at the time are reasonably available and commonly insured against in connection with the performance of Ridge's obligations hereunder.

     (c) all insurance shall name THR or its affiliate as the case may be, as an additional insured.

     12.  Indemnification.

     (a) Ridge will indemnify THR and/or its affiliate for any losses incurred in connection with the performance of Ridge's obligations.

     (b) Ridge shall be liable to THR for merchandise shortages and damage to the Warehouse resulting from the acts or negligence of Ridge and its employees.

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     13.  Termination.

     (a) Should Ridge be adjudicated bankrupt, insolvent or placed in receivership, or should proceedings be instituted by or against Ridge for bankruptcy, insolvency, or receivership, agreement of composition or assignment for the benefit of creditors, or if this Agreement should pass to another by virtue of any court proceedings, writ of execution, levy, sale or by operation of law, THR may, if it so elects, at any time thereafter, terminate this Agreement upon giving Ridge thirty
(30) days notice in writing of its intention to terminate.

     (b) In the event of a default hereunder by Ridge, THR may terminate this Agreement on fifteen (15) days written notice to Ridge. During said fifteen (15) days, Ridge shall be permitted to cure the default.

     14. Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their successors and assigns.

     15. Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and this Agreement may not be amended or modified, except in a writing signed by both parties hereto.

     16. Non-Waiver. The failure of either party to enforce at any time any term, provision or condition of this Agreement, or to exercise any right or option herein, shall in no way operate as a waiver thereof, nor shall any single or partial exercise preclude any other right or option herein; and no waiver whatsoever shall be valid unless in writing, signed by the waiving party, and only to the extent herein set forth.

     17.  Assignment.

     (a) This Agreement is personal in nature, and Ridge may not and shall not sell, transfer, lease, sublicense or assign this Agreement or its rights and interest hereunder, or any part hereof, by operation of law or otherwise, without the prior written consent of THR, which consent may be withheld by THR in its sole and absolute discretion, except that Ridge shall have the right, upon written notice to THR, to assign this Agreement to a corporation, subsidiary or affiliate under the same direction and control as Ridge; provided, however, that in such event Ridge agrees to guarantee the performance and obligations of such corporation, subsidiary or affiliate under this Agreement.

     (b) A sale or other transfer of all or substantially all of the assets of Ridge or a change in the control of Ridge shall be deemed an assignment of Ridge's rights and interests under this Agreement to which the terms and conditions of Paragraph 16(a) above shall apply.

     (c) Any transfer, by operation of law or otherwise, of Ridge's interest in this Agreement (in whole or in part) or an interest in Ridge (whether stock, partnership, interest or otherwise) shall be deemed an assignment of Ridge's rights and interest under this Agreement to which the terms and

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conditions of Paragraph 17(a) above shall apply.  The issuance of shares of stock to other than the existing shareholders is deemed to be a transfer of that stock for the purposes of this paragraph.

     18. Severability. If any provision or any portion of any provision of this Agreement shall be construed to be illegal, invalid, or unenforceable, such shall be deemed stricken and deleted from this Agreement to the same extent and effect as if never incorporated herein, but all other provisions of this Agreement and any remaining portion of any provision which is illegal, invalid or unenforceable in part shall continue in full force and effect.

     19. Notices. All reports, approvals and notices required or permitted to be given under this Agreement shall, unless specifically provided otherwise in this Agreement, be deemed to have been given if personally delivered or if mailed by certified or registered mail, at the above indicated addresses, with a copy, if to THR to: Steven R. Gursky, Esq., Gursky & Associates, P.C., 21 East 40th Street, 15th Floor, New York, New York 10016. The parties may change their address for receipt of notices at any time upon notice to the other party.

     20. Headings. The headings of the Paragraphs of this Agreement are for convenience only and in no way limit or affect the terms or conditions of this Agreement.

     21.  Counterparts.  This Agreement may be executed in two
(2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     22. Construction. This Agreement shall be interpreted and construed in accordance with the laws of the State of New Jersey with the same force and effect as if fully executed and to be performed therein.

     IN WITNESS WHEREOF, the parties have executed this Agreement.

                                   TOMMY HILFIGER RETAIL, INC.

                                   By:  /s/ Joel Newman
                                   Title:  Vice President


                                   RIDGE SERVICES, INC.

                                   By:  /s/ Dom A. Telesco
                                   Title:  Chairman/CEO




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
                             GUARANTY



     GUARANTY given by TANDEM DISTRIBUTION SERVICES, INC. ("Tandem") to TOMMY HILFIGER RETAIL, INC. ("THR") to induce THR to enter into a warehouse agreement (the "Warehouse Agreement") with Tandem's subsidiary RIDGE SERVICES, INC. ("Ridge").
     In consideration of the foregoing, Tandem hereby guarantees to THR the prompt performance of all of Ridge's duties and obligations under the Warehouse Agreement as if Tandem executed said agreement in Ridge's stead.
     All of Tandem's liability hereunder shall mature immediately without notice or demand.
     Tandem shall be bound by any amendments or modifications which are agreed to by Ridge.



Dated:    As of April 1, 1997           TANDEM DISTRIBUTION
                                        SERVICES, INC.

                                   By:  /s/ Dom A. Telesco
                                        Dom A. Telesco
                                        Chairman/CEO